Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 16, 2014, with respect to the financial statements included in the Annual Report of Nitro Petroleum Incorporated on Form 10-K for the fiscal years ended January 31, 2014 and 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nitro Petroleum Incorporated on Form S-8 (File No. 333-161526, effective August 25, 2009, and File No. 333-168431, effective July 30, 2010).

/s/ Montgomery Coscia Greilich LLP

Plano, Texas

May 16, 2014